UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On September 16, 2024, Inseego Corp. (“Inseego”) and its subsidiary Inseego SA (Pty) Ltd (“Seller”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Light Sabre SPV Limited (the “Purchaser”), pursuant to which Inseego has agreed to sell Inseego’s telematics business to the Purchaser. Under the Purchase Agreement and subject to the terms and conditions set forth therein, Inseego will sell the entire issued share capital of its Inseego International Holdings Limited ("Inseego International") subsidiary for approximately $52 million dollars (USD) in an all-cash transaction (the “Sale Transaction”). The Purchaser is a portfolio holding company of Convergence Partners ("Convergence"), an investment management firm focused on the technology sector, which also owns Ctrack, a telematics business focused on Africa. Ctrack was historically part of Inseego’s telematics portfolio, until the Company sold Ctrack to Convergence in a previous transaction in 2021. The Purchase Agreement provides for a post-closing working capital adjustment. The Purchase Agreement has been approved by the Board of Directors of Inseego. Upon completion of the sale of Inseego International (the “Completion Date”), the Purchaser will acquire the fleet management and telematics solutions business of Inseego, which has operations in the United Kingdom, the European Union, Australia and New Zealand (the “Telematics Business”).

The Purchase Agreement contains customary warranties and covenants of the parties, including, among other things, that during the period from the signing of the Purchase Agreement until the earlier of the termination of the Purchase Agreement or the Completion Date, Inseego agrees to carry on the Telematics Business in the ordinary course of business. Inseego, on behalf of itself and its affiliates, has agreed that for a period of two years after the Completion Date it will not compete with the Telematics Business in the United Kingdom, the European Union, Australia or New Zealand, as more fully described in the Purchase Agreement.

The Purchase Agreement is subject to closing conditions including, among others more fully described in the Purchase Agreement, Purchaser finalizing financing arrangements to fund the purchase price. Unless fulfilled or otherwise waived by the parties, if any of the closing conditions are not fulfilled by December 31, 2024, the Purchase Agreement shall be terminated and the Sale Transaction shall not be completed.

In addition to the closing conditions, the Purchaser is entitled to terminate the Purchase Agreement in the event of a material adverse change (“MAC”) prior to the fulfilment of the last of the closing conditions. The Purchaser may determine that a MAC has occurred if there has been any event which has had (or is reasonably likely to have) an adverse impact of: (i) 25% or more on the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Telematics Business on an annualized basis when compared to the EBITDA of the Telematics Business for the twelve months ended June 30, 2024; or (ii) 25% or more on the total assets of the Telematics Business as of June 30, 2024.

The Purchase Agreement provides that Purchaser is required to obtain a warranty and indemnity insurance policy (the “Policy”) for the Sale Transaction and that the issuer of the Policy will provide insurance against breaches by the Seller of the general warranties contained in the Purchase Agreement. The Policy includes certain exclusions, which are referred to as the "Uninsured Warranties" in the Purchase Agreement.

Inseego has certain indemnification obligations and other liabilities under the Purchase Agreement for the Uninsured Warranties and specific indemnities identified in the Purchase Agreement, with liability caps, as follows: (i) in respect of insured warranties – liability is capped at $1.00; and (ii) in respect of Uninsured Warranties and all other claims under the Purchase Agreement – 15% of the purchase consideration. The Purchase Agreement provides that Purchaser must bring any indemnity claim against Inseego during the following time periods: (i) Tax warranties that form part of the Uninsured Warranties – five years; and (ii) all other Uninsured Warranties and indemnities – twelve months.

The Purchase Agreement governs the contractual rights between the parties in relation to the sale of the Telematics Business. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Agreement and is not intended to provide, modify or supplement any information about Inseego, the Telematics Business, Purchaser or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Inseego, the Telematics Business, or Purchaser. The warranties contained in the Purchase Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Inseego’s public disclosures.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

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Ancillary Agreements

As part of the Sale Transaction, Inseego and the certain entities within the Inseego Telematics Business that will be acquired by Purchaser in the Sale Transaction have entered into a License Agreement (the “License Agreement”), dated as of September 16, 2024 pursuant to which Inseego will grant a license effective as of the Completion Date for certain intellectual property utilized in the Telematics Business. There is no financial consideration paid by either party under the License Agreement and the license is royalty-free.

As part of the Sale Transaction, Inseego and certain entities within the Inseego Telematics Business that will be acquired by Purchaser in the Sale Transaction have entered into a Transitional Services Agreement (the “Transitional Services Agreement”), dated as of September 16, 2024 pursuant to which Inseego will provide limited transitional services for an interim period starting immediately after the Completion Date. The Purchaser will reimburse Inseego for the cost of these services.

The foregoing descriptions of the License Agreement and Transitional Services Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in each of their entirety by reference to the License Agreement and Transitional Services Agreement, as applicable, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On September 16, 2024, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

2.1*	Share Purchase Agreement dated September 16, 2024.
10.1	License Agreement dated September 16, 2024.
10.2*	Transitional Services Agreement dated September 16, 2024.
99.1	Press Release dated September 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: September 16, 2024	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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